                                                                  Exhibit 10.25



                            SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), is entered into as of February 15, 1996, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), by and among AMERICAN LABORATORY ASSOCIATES, INC., a Delaware corporation ("ALA"), AMERIPATH, INC., a Delaware corporation ("Holding"), the holders of Common Stock, $.01 par value per share (the "ALA Common Stock"), of ALA listed on SCHEDULE I attached hereto (the "ALA Common Stockholders"), and the holders of Series A Convertible Preferred Stock, $.01 par value per share (the "ALA Preferred Stock"), of ALA listed on SCHEDULE II attached hereto (the "ALA Preferred Stockholders" and, together with the ALA Common Stockholders, the "ALA Stockholders").

         WHEREAS, as of the date hereof, the authorized capital stock of ALA consists of (i) 8,000,000 shares of ALA Common Stock, of which 912,004 shares are presently issued and outstanding (as set forth in Schedule I hereto); and
(ii) 5,000,000 shares of ALA Preferred Stock, of which 3,088,116 shares are presently issued and outstanding (as set forth in Schedule II hereto); and

         WHEREAS, ALA and the ALA Stockholders are parties to a Shareholders' Agreement dated as of January 1, 1994, as amended by a First Amendment to Shareholders' Agreement dated as of August 1, 1994 (collectively, the "ALA Shareholders' Agreement"), which ALA Shareholders' Agreement provides, among other things, for certain rights and restrictions relating to the transfer of capital stock of ALA owned by such ALA Stockholders;

         WHEREAS, pursuant to the Amended and Restated American Laboratory Associates, Inc. 1994 Stock Option Plan (the "ALA Option Plan"), options to purchase up to 400,000 shares of ALA Common Stock are available for grant and issuance to employees of ALA under the plan, with options to purchase a total of 340,000 shares of ALA Common Stock (the "ALA Stock Options") having been granted to the persons covering the aggregate number of shares indicated in
SCHEDULE III attached hereto, all pursuant to the ALA Option Plan;

         WHEREAS, Holding is a newly formed Delaware corporation, with authorized capital stock consisting of (i) 8,000,000 shares of Common Stock, $.01 par value per share ("Holding Common Stock"), of which one (1) share is presently issued and outstanding and owned of record by ALA; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which 3,500,000 shares have been authorized and designated as the Series A Convertible Preferred Stock ("Holding Preferred Stock"), of which no shares are presently issued or outstanding; and

         WHEREAS, pursuant to the AmeriPath, Inc. 1996 Stock Option Plan (the "Holding Option Plan"), previously approved by the Board of Directors of Holding, options to purchase up to 500,000 shares of Holding Common Stock are available for grant and issuance to employees of Holding or its subsidiaries under the plan, with no options having been granted under such plan as of the date hereof; and

         WHEREAS, the Board of Directors and stockholders of ALA believe that it is in the best interests of ALA and its stockholders to reorganize ALA into a holding company structure and to transfer and exchange the equity ownership of ALA to Holding, such that, among other things, immediately following consummation of the agreements and transactions contemplated by this Agreement (the "Closing"): (i) ALA will become a wholly-owned subsidiary of Holding; (ii) Holding will be owned by persons who, prior to the Closing, constituted the ALA Stockholders, with such stockholders owning exactly the same type and amount of equity securities of Holding following the Closing as such stockholders owned in ALA immediately prior to the Closing; (iii) each holder of a stock option under the ALA Option Plan will surrender his stock options in exchange for an option to purchase a like number of shares of Holding Common Stock, all under the Holding Option Plan and in accordance with the terms of certain new non-qualified stock option agreements; and (iv) Holding will assume the rights and obligations of ALA under various agreements; all in accordance with and pursuant to the terms, provisions and conditions provided under this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                               EXCHANGE OF SHARES

         1.1 EFFECTIVE TIME. The exchange of shares and options, and the other agreements and transactions contemplated hereunder, shall be and become effective (the "Effective Time") upon the Closing, which shall take place (i) immediately following the satisfaction of the conditions to closing set forth in Article 5 hereof, and, assuming such satisfaction, (ii) on the date that (a) the Secretary of each of ALA and Holding files a fully executed original of this Agreement in the official stockholders' minute book of ALA and Holding, respectively, and (b) certificates representing the shares of Holding Common Stock and Holding Preferred Stock are issued, in exchange for certificates representing ALA Common Stock and ALA Preferred Stock, in accordance with the provisions of this

Agreement, with such issuance and exchange being recorded and reflected in the stock books of Holding.

         1.2     MANNER AND BASIS OF EXCHANGING SHARES.  At the Effective Time:

                 (a) each share of ALA Common Stock issued and outstanding immediately prior to the Effective Time shall be exchanged for one share of Holding Common Stock, which upon such issuance shall be duly authorized, validly issued, fully paid and non-assessable;

                 (b) each share (and/or fraction of a share) of ALA Preferred Stock issued and outstanding immediately prior to the Effective Time shall be exchanged for one share (and/or like fraction of a share) of Holding Preferred Stock, which upon such issuance shall be duly authorized, validly issued, fully paid and non-assessable;

                 (c) The one (1) share of Holding Common Stock issued and outstanding prior to the Effective Time, as owned and held by ALA, shall be canceled and shall thereupon become an authorized and unissued share of Holding Common Stock;

                 (d) each share (and/or fraction of a share) of ALA Preferred Stock, upon surrender for exchange pursuant to Section 1.2(b) above, shall be contributed by Holding to ALA, shall no longer be issued or outstanding, shall be canceled and retired and shall thereupon become authorized but unissued shares of ALA (in accordance with and subject to ALA's certificate of incorporation, as such may be amended from time to time);

                 (e) each share of ALA Common Stock, upon surrender for exchange pursuant to Section 1.2(a) above, shall be owned and held by Holding, and shall remain issued and outstanding; provided, however, that, to the extent the number of such shares of ALA Common Stock exceeds One Hundred (100), all of such shares of ALA Common Stock in excess of 100 shares shall be cancelled and retired and shall thereupon become authorized but unissued shares of ALA (in accordance with and subject to ALA's certificate of incorporation, as such may be amended from time to time); and

                 (f) Holding shall become the owner and holder of all the issued and outstanding shares of ALA Common Stock.

         1.3 TREATMENT OF PREFERRED STOCK. In consideration of the surrender and cancelation of the issued and outstanding ALA Preferred Stock by the ALA Preferred Stockholders pursuant to Section 1.2(d) above, which ALA Preferred Stock has accumulated dividends, which have remained unpaid, since January 1, 1994, the parties hereto expressly acknowledge, understand and agree that (a) the Holding Preferred Stock, as authorized and designated in Holding's restated certificate of incorporation, provides for the accumulation of dividends on such ALA Preferred Stock from January 1, 1994 (notwithstanding that Holding was not in existence on that date), and (b) by virtue of such accumulation of dividends provision(s), as of the Effective Time, Holding is assuming the dividend obligation of ALA, as accumulated and unpaid through the Effective Time, in connection with the issued and outstanding ALA Preferred Stock.

         1.4 MANNER AND BASIS OF EXCHANGING OPTIONS. As a condition to consummation of the transactions contemplated by this Agreement, pursuant to
Article 5 hereof, prior to the Effective Time, each holder of one or more options to purchase ALA Common Stock granted under the ALA Option Plan (each, an "ALA Option Holder") shall have entered into (i) a surrender and grant letter agreement, and (ii) a Holding non-qualified stock option agreement, each in the form set forth in EXHIBIT A attached hereto (the "Holding Surrender/Option Agreements"). Accordingly, at the Effective Time, each ALA Stock Option outstanding immediately prior to the Effective Time will be surrendered in exchange for an option to purchase that number of shares of Holding Common Stock (each, a "Holding Stock Option") equal to the number of shares of ALA Common Stock subject to the ALA Stock Option immediately prior to the surrender of such option, all in accordance with the Holding Surrender/Option Agreements. From and after the Effective Time, all Holding Stock Options shall be subject to adjustment in accordance with the terms and provisions of the respective Holding Option Agreement and the Holding Option Plan.

         1.5     POST CLOSING MATTERS.

         (a) Amendment of ALA Certificate of Incorporation. Immediately following the Effective Time, Holding, as sole stockholder of ALA, shall cause the ARTICLE FOURTH of the Certificate of Incorporation of ALA to be amended so as to (i) reduce the authorized number of shares of common stock of ALA from 8,000,000 shares to 10,000 shares, and (ii) delete from such Article any authorization with respect to shares of preferred stock of ALA.

         (b) Termination of ALA Option Plan. Immediately following the Effective Time, the ALA Option Plan shall be terminated.

                                   ARTICLE 2.

              ASSIGNMENT AND ASSUMPTION OF RIGHTS AND OBLIGATIONS

         2.1 SHAREHOLDERS' AGREEMENTS. Effective immediately prior to the Effective Time, the parties hereto (insofar as such parties are parties to the ALA Shareholders' Agreement) hereby agree to terminate the ALA Shareholders' Agreement, such that at the Effective Time the ALA Shareholders' Agreement shall be terminated, canceled, null, void and of no further force or effect. As a condition to consummation of the transactions contemplated by this Agreement, Holding and each person who, immediately prior to the Effective Time, is a holder of ALA Common Stock or ALA Preferred Stock shall have executed and delivered a counterpart signature page to the AmeriPath, Inc. Shareholders' Agreement dated as of February 15, 1996, in the form of EXHIBIT B attached hereto (the "Holding Shareholders' Agreement"). All such parties agree to be bound by and comply with the terms and provisions of the Holding Shareholders' Agreement.

         2.2 SECURITIES PURCHASE AGREEMENT. Evangelos Poulos, M.D., Michael Demaray, M.D., Alexander Kowalczyk, M.D. (collectively, the "Original ALA Common Stockholders"), the ALA Preferred Stockholders (together with the Original ALA Common Stockholders, the "Original ALA Stockholders") and ALA are parties to that certain Series A Preferred Stock, Common Stock and Junior Subordinated Note Purchase Agreement dated as of January 1, 1994, a complete copy of which is attached hereto as EXHIBIT C (the "ALA Purchase Agreement"). The parties to the ALA Purchase Agreement acknowledge, understand and agree that various provisions of such agreement were intended to provide for certain rights and obligations of the Original ALA Stockholders, as holders of issued and outstanding capital stock of ALA, and for certain rights and obligations of ALA, as the issuer of the issued and outstanding capital stock of ALA. Following the Effective Time, the Original ALA Stockholders will become stockholders of Holding, and not ALA, and Holding, and not ALA, will be the issuer of the shares of capital stock held by such stockholders. Accordingly, by executing this Agreement, Holding and each of the parties to the ALA Purchase Agreement agree as follows:

         (i) effective at the Effective Time, Holding hereby agrees to assume, satisfy and perform when due all duties, obligations, responsibilities and liabilities (the "duties") of ALA arising under or pursuant to the ALA Purchase Agreement, and Holding shall be vested with all the rights, privileges, powers and franchises (the "rights") of ALA under the ALA Purchase Agreement, in each case as (and solely as) such duties and rights relate to the common stock or preferred stock, and the holders thereof, as set forth in Articles V, VI, VII and VIII of the ALA Purchase Agreement (together with such related definitions and other enabling provisions as may be contained in other sections of such agreement) (the "Stock Provisions"), it being understood and agreed that for purposes of effecting the agreement contained in this clause (i) from and after the Effective Time, the term "Company" in such ALA Purchase Agreement shall mean and refer to Holding, the term "Common Stock" shall mean and refer to the Holding Common Stock and the term "Preferred Stock" shall mean and refer to the Holding Preferred Stock;

         (ii) from and after the Effective Time, the holders of Holding Common Stock and Holding Preferred Stock shall (continue to) be vested with and entitled to the rights, privileges, powers and franchises of the holders of ALA Common Stock and ALA Preferred Stock under the Stock Provisions of the ALA Purchase Agreement, it being understood and agreed that for purposes of effecting the agreement contained in this clause (ii) from and after the Effective Time, the term "Company" in such ALA Purchase Agreement shall mean and refer to Holding, the term "Common Stock" shall mean and refer to the Holding Common Stock and the term "Preferred Stock" shall mean and refer to the Holding Preferred Stock; and

         (ii) from and after the Effective Time, ALA shall continue to be responsible and liable for the duties, and vested in the rights, contained in the ALA Purchase Agreement as (and solely as) such duties and rights relate to the purchase and sale transactions contemplated thereby and the Senior Notes, Contingent Notes and Junior Notes (as such terms are defined in such agreement), and the holders thereof, as set forth in Articles II, III and IV of the ALA Purchase Agreement (together with such related definitions and other enabling provisions as may be contained in other sections of such agreement).

         2.3 REDEMPTION AGREEMENT. ALA and the ALA Preferred Stockholders are parties to that certain Redemption Agreement dated as of January 1, 1994, a complete copy of which is attached hereto as EXHIBIT D (the "ALA Redemption Agreement"). The parties to the ALA Redemption Agreement acknowledge, understand and agree that various provisions of such agreement were intended to provide for certain redemption rights to the ALA Preferred Stockholders, as holders of issued and outstanding ALA Preferred Stock (together with any ALA Common Stock issued upon conversion thereof), and for certain obligations of ALA, as the issuer of the issued and outstanding ALA Preferred Stock (together with any ALA Common Stock issued upon conversion thereof). Following the Effective Time, the ALA Preferred Stockholders will become holders of capital stock of Holding, and not ALA. Accordingly, by executing this Agreement, Holding and each of the ALA Preferred Stockholders agree that, effective at the Effective Time, Holding hereby agrees to assume, satisfy and perform when due all duties, obligations, responsibilities and liabilities of ALA arising under or pursuant to the ALA Redemption Agreement, and the holders of Holding Preferred Stock shall (continue to) be vested with and entitled to all the rights, privileges, powers and franchises of the "Investors" under the ALA Redemption Agreement.

         2.4 ALA DEBT SECURITIES; HOLDING GUARANTEE. (a) ALA is the borrower and obligor under the following debt securities (each, a "Debt Security"):

         (i) 8% Non-Negotiable Senior Subordinated Notes Due December 31, 1998 in the aggregate principal amount of $3,500,000 (3 notes) (the "Senior Notes");

         (ii) 8% Non-Negotiable Subordinated Contingent Notes in the aggregate principal amount of $2,500,000 (5 notes) (the "Contingent Notes"); and

         (iii) 10% Junior Subordinated Notes due December 31, 2001 in the aggregate principal amount of $7,500,000 (5 notes) (the "Subordinated Notes").

                 (b) From and after the Effective Time, each of the Senior Notes, the Contingent Notes and the Subordinated Notes shall remain outstanding and unaffected by the agreements and transactions consummated as a result of the Closing. To the extent the agreements and transactions consummated as a result of the Closing trigger or cause any default under any such Debt Securities, such default is hereby waived.

                 (c) At the Effective Time, Holding shall execute and deliver a guarantee agreement with respect to each Debt Security, and promptly deliver such guarantee agreement to the holder of each such Debt Security, under which guarantee agreement Holding shall guarantee the full, timely and faithful payment and performance of the obligations of ALA under each such Debt Security.

         2.5 FURTHER ASSURANCES. From and after the Effective Time, ALA and Holding agree to take all necessary action, including, without limitation, preparing and executing instruments of transfer, assignment, guarantee and assumption, and amendments, as may be necessary or appropriate in order to effectuate the intent and purpose of this Article 2.

                                   ARTICLE 3.

                               EFFECT OF EXCHANGE

         3.1 STOCKHOLDER RIGHTS. At the Effective Time, the holders of ALA Common Stock and ALA Preferred Stock shall cease to have any rights, privileges, powers or franchises as stockholders of ALA (common stock or preferred stock, as the case may be) and their sole rights, privileges, powers and franchises shall be as holders of Holding Common Stock and Holding Preferred Stock, respectively.

         3.2 SURRENDER AND EXCHANGE OF STOCK CERTIFICATES. (a) Prior to the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of ALA Common Stock

(the "Old Certificate") shall surrender the same to Holding which, at the Effective Time, shall cancel such Old Certificate and issue a new certificate or certificates representing shares of Holding Common Stock (the "New Certificate") in such holder's name, and each such holder shall be entitled to receive one or more New Certificates representing the same number of shares of Holding Common Stock as the number of shares of ALA Common Stock previously represented by the Old Certificate(s) so surrendered. In the event any Old Certificate is not surrendered to Holding prior to Closing, and the Closing takes place, then until such time as such Old Certificate is surrendered to Holding, such Old Certificate which, immediately prior to the Effective Time, evidenced shares of ALA Common Stock, shall be deemed and treated for all purposes to evidence solely the right to receive in exchange therefor one or more New Certificates representing the same number of shares of Holding Common Stock as the number of shares of ALA Common Stock previously represented by such Old Certificate(s).

         (b) Prior to the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares (or fractions of a share) of ALA Preferred Stock (the "Old Preferred Certificate") shall surrender the same to Holding which, at the Effective Time, shall cancel such Old Preferred Certificate and issue a new certificate or certificates representing shares of Holding Preferred Stock (the "New Preferred Certificate") in such holder's name, and each such holder shall be entitled to receive one or more New Preferred Certificates representing the same number of shares (including fractions of a share) of Holding Preferred Stock as the number of shares (including fractions of a share) of ALA Preferred Stock previously represented by the Old Preferred Certificate(s) so surrendered. In the event any Old Preferred Certificate is not surrendered to Holding prior to Closing, and the Closing takes place, then until such time as such Old Preferred Certificate is surrendered to Holding, such Old Preferred Certificate which, immediately prior to the Effective Time, evidenced shares of ALA Preferred Stock, shall be deemed and treated for all purposes to evidence solely the right to receive in exchange therefor one or more New Preferred Certificates representing the same number of shares of Holding Preferred Stock as the number of shares of ALA Preferred Stock previously represented by such Old Preferred Certificate(s).

                                   ARTICLE 4.

                      OTHER AGREEMENTS AND REPRESENTATIONS

         4.1 HOLDING CERTIFICATE OF INCORPORATION, BY-LAWS, OPTION PLAN AND SHAREHOLDERS' AGREEMENT. Each of the ALA Stockholders (who, from and after the Effective Time, shall become and be the stockholders of Holding) hereby ratifies, confirms and approves each of the following instruments, plans and agreements:

                 (i) the Restated Certificate of Incorporation of Holding, as initially filed with the Secretary of State of the State of Delaware on February 13, 1996, and as amended and restated and filed with the Secretary of State of the State of Delaware on February 15, 1996, a complete copy of which is attached hereto as EXHIBIT E;

                 (ii) the By-Laws of Holding, a complete copy of which is attached hereto as EXHIBIT F (the "Holding By- Laws");

                 (iii) the Holding Option Plan, a complete copy of which is attached hereto as EXHIBIT G, and the reservation of 500,000 shares of Holding Common Stock to be issued pursuant to the Holding Option Plan; and

                 (iv) the form, terms and provisions of the Holding Shareholders' Agreement, a complete copy of which is attached hereto as EXHIBIT B.

         4.2 HOLDING'S BOARD OF DIRECTORS. Effective at the Effective Time, (i) the persons named below shall be elected as the members of the Board of Directors of Holdings, to serve in accordance with the Holding By-Laws until their successors are duly elected and qualified (or until their earlier death, incapacity, resignation or removal) (each of such persons being initially designated in accordance with and pursuant to Section 6 of the Holding Shareholders' Agreement), and (ii) any person other than those persons named below serving as a director of Holdings at the Effective Time shall be removed as of the Effective Time:

                          Evangelos Poulos, M.D.
                          Michael Demaray, M.D.
                          Alexander Kowalczyk, M.D.
                          E. Roe Stamps, IV
                          Thomas S. Roberts
                          Barbara A. Piette
                          James C. New

         4.3     ALA'S BOARD OF DIRECTORS.  Effective at the Effective Time,
(i) the following persons shall be elected as the members of the Board of Directors of ALA, to serve in accordance with the By-Laws of ALA until their successors are duly elected and qualified (or until their earlier death, incapacity, resignation or removal), and (ii) any person other than those persons named below serving as a director of Holdings at the Effective Time shall be removed as of the Effective Time:

                          Evangelos Poulos, M.D.
                          Michael Demaray, M.D.
                          Alexander Kowalczyk, M.D.
                          James C. New

         4.4 HOLDING'S ORGANIZATION AND OPERATIONS. Holding represents and warrants that (i) Holding was organized solely for the purpose of effecting the agreements and transactions contemplated by this Agreement, and (ii) prior to the date hereof, Holding has conducted no operations, purchased no assets and assumed no liabilities.

                                   ARTICLE 5.

                           CONDITIONS TO CONSUMMATION

         The obligations of ALA and Holding to cause the agreements and transactions contemplated hereby to be consummated shall be, at each such party's sole option and election, subject to the satisfaction of the following conditions at or before the Effective Time, except as any such condition may be waived in writing by ALA and Holding.

         5.1 EXECUTION AND APPROVAL OF THIS AGREEMENT. Each of Holding, ALA and the ALA Stockholders shall have executed and delivered a counterpart signature page to this Agreement, and the Board of Directors of ALA and Holding shall have duly authorized the execution and delivery of this Agreement.

         5.2 EXECUTION OF HOLDING SURRENDER/OPTION AGREEMENTS . Each ALA Option Holder shall have executed and delivered (i) a surrender and grant letter agreement, and (ii) a Holding non-qualified stock option agreement, each in the form set forth in Exhibit A attached hereto.

         5.3 EXECUTION OF HOLDING SHAREHOLDERS' AGREEMENTS . Holding and each person who, immediately prior to the Effective Time, is a holder of ALA Common Stock or ALA Preferred Stock shall have executed and delivered a counterpart signature page to the Holding Shareholders' Agreement in the form of Exhibit B attached hereto.

         5.4 REGULATORY APPROVALS. ALA shall have received such approvals of regulatory authorities (including, without limitation, the State of Florida) as the management of ALA, upon the advice of counsel, shall have determined are necessary or appropriate in order properly to consummate the agreements and transactions contemplated by this Agreement.

         5.5 BANK WAIVER. ALA shall have received such consents and/or waivers from ALA's senior lender, Bank of Boston, as the management of ALA, upon the advice of counsel, shall have determined are necessary or appropriate in order properly to consummate the agreements and transactions contemplated by this Agreement. In connection with obtaining any such consent and/or waiver, Holding is hereby expressly authorized to enter into a guarantee agreement with Bank of Boston, under which guarantee agreement Holding shall guarantee the full, timely and faithful payment and performance of the obligations of ALA under ALA's senior credit facility.

                                   ARTICLE 6.

                                 MISCELLANEOUS

         6.1 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, regardless of whether the Closing is consummated, shall be borne by ALA.

         6.2 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by a nationally-recognized courier service, all charges or postage prepaid, return receipt requested, addressed as follows:

                          To Holding:

                                  AmeriPath, Inc.
                                  6061 N.E. 14th Avenue
                                  Fort Lauderdale, FL 33334
                                  Attention:  James C. New

                          To ALA:

                                  American Laboratory Associates, Inc.
                                  6061 N.E. 14th Avenue
                                  Fort Lauderdale, FL 33334
                                  Attention:  Robert P. Wynn

                          To Other Parties:

                                  To their last known address as such appears on the stockholder records of ALA;

or to such other address that shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given on the earlier of the date of receipt thereof or the second business day after mailing.

         6.3 Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the consent of the other parties.

         6.4 Waiver and Amendment. Any party may, at any time prior to the Effective Time, waive any of the terms or conditions of this Agreement that operate in favor of such party, including any conditions to consummation set forth in Article 5. This Agreement may only be amended or modified by written agreement of all the parties hereto.

         6.5 Entire Agreement. This Agreement (and the schedules and exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all previous or contemporaneous oral or written communications, representations, promises, assurances, agreements or arrangements between or among the parties hereto.

         6.6 Limitation on Rights. Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, entity, firm or corporation other than the parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         6.7 Captions. The headings and captions in this Agreement are for convenience or reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         6.8 Deemed Written Consent. Any term or provision contained in this Agreement which, in order to be effective, requires or would require formal action or approval by the board of directors or stockholders of either ALA or Holdings under the DGCL, shall be deemed to have been taken by such board of directors or stockholders, respectively, pursuant to action taken by written consent under Section 228 and 141(f), as the case may be, of the DGCL.

         6.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         IN WITNESS WHEREOF, the parties to this Agreement have each executed and delivered same, thereunto duly authorized, intending to be legally bound hereby:


                                    AMERIPATH, INC.


                                    By:  /s/ James C. New
                                       --------------------------------------
                                       James C. New
                                       President


                                    AMERICAN LABORATORY ASSOCIATES, INC.


                                    By: /s/ Robert P. Wynn
                                       --------------------------------------
                                       Robert P. Wynn
                                       Chief Operating Officer



                               ALA STOCKHOLDERS:


                                          /s/ Evangelos G. Poulos, M.D.
                                       --------------------------------------
                                       EVANGELOS G. POULOS, M.D.


                                          /s/ Michael J. Demaray, M.D.
                                       --------------------------------------
                                       MICHAEL J. DEMARAY, M.D.


                                         /s/ Alexander P. Kowalczyk, M.D.
                                       --------------------------------------
                                       ALEXANDER P. KOWALCZYK, M.D.

                                       SUMMIT VENTURES III, L.P.

                                       By:  Summit Partners III,
                                            L.P., its General Partner

                                       By:  Stamps, Woodsum & Co.,
                                            III, its General Partner


                                            By:  /s/ E. Roe Stamps, IV
                                               -------------------------------
                                                      General Partner


                                       SUMMIT INVESTORS II, L.P.


                                       By:  /s/ E. Roe Stamps, IV
                                          -----------------------------------
                                                  Authorized Signatory

                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------


                                       SCHRODERS INCORPORATED


                                       By:  /s/ Jeffrey Gellman
                                          -----------------------------------
                                                  Authorized Signatory

                                       Name:   Jeffrey Gellman
                                            ---------------------------------
                                       Title:  Attorney-in-Fact
                                             --------------------------------



                                       SCHRODER VENTURES LIMITED
                                         PARTNERSHIP

                                       By:  Schroder Ventures Management L.P.,
                                            its General Partner

                                       By:  Schroder Venture Managers Inc.,
                                            its General Partner

                                       By:  /s/ Peter L. Everson
                                          -----------------------------------
                                                  Authorized Signatory

                                       Name:  Peter L. Everson
                                            ---------------------------------
                                       Title: Director & V.P.
                                             --------------------------------

                                       SCHRODER VENTURES U.S. TRUST

                                       By:  Schroder International Trust
                                            Company Limited, Trustee

                                       By:  /s/ Peter L. Everson
                                          -----------------------------------
                                                  Authorized Signatory

                                       Name:  Peter L. Everson
                                            ---------------------------------
                                       Title: Director & V.P.
                                             --------------------------------